UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2019

Inovio Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 W. Germantown Pike, Suite 110

Plymouth Meeting, PA 19462

(Address of principal executive offices, including zip code)

(267) 440-4200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 26, 2019, Inovio Pharmaceuticals, Inc., (the “Company”) entered into a Convertible Bonds Subscription Agreement (the “Subscription Agreement”) with a Korea-based institutional investor named therein (the “Purchaser”), pursuant to which the Company agreed to sell and issue to the Purchaser convertible promissory notes (the “Bonds”) with an aggregate principal amount of 4.7 billion Korean Won (“KRW”) (approximately USD $4 million based on the exchange rate on December 19, 2019) (the “Financing”).

The Bonds were issued on December 31, 2019 and will accrue interest at a coupon rate of 1.00% per annum, payable quarterly. The Bonds will mature on December 31, 2024 (the “Maturity Date”), unless earlier converted or repurchased. Commencing on December 31, 2020, the Bonds will be convertible until the date that is one month prior to the Maturity Date. Upon conversion, the Company will deliver Korean Depositary Receipts (“KDRs”), if the Company has any such securities listed on the KOSDAQ Market of the Korea Exchange (“KOSDAQ”) at that time, or otherwise shares of common stock of the Company, if KDRs are not listed on KOSDAQ at that time. The initial conversion rate will be 214.7766 shares per KRW1,000,000 principal amount of Bonds (equivalent to an initial conversion price of approximately USD $4.00 per share based on the exchange rate as of December 19, 2019), subject to adjustment upon the occurrence of certain events set forth in the Subscription Agreement. The conversion rate is subject to reset on July 2, 2020 and on each three month anniversary thereafter until the Maturity Date to the then current market price if the current market price is lower than the conversion price then in effect; provided that the conversion rate will not exceed 357.9611 shares per KRW1,000,000 (equivalent to a conversion price of approximately USD $2.40 per share based on the exchange rate as of December 19, 2019).

The Bonds will be subject to repurchase by the Company at the option of the bondholders from and including December 31, 2022 up to the date that is one month prior to the Maturity Date at a repurchase price equal to the principal of the Bonds to be repurchased plus a premium on the Bonds in order to ensure an internal rate of return with respect to the Bonds equal to 6.00%, calculated as set forth in the Subscription Agreement. In addition, upon the occurrence of a fundamental change, as defined in the Subscription Agreement, the Company will be required to offer to repurchase the Bonds at a repurchase price equal to the principal amount thereof plus accrued and unpaid interest thereon to but excluding the applicable repurchase date.

The following events are considered “events of default” under the Subscription Agreement:

•

the Company fails to make payment of any interest when due and payable and such failure continues unremedied for a period of 30 days or principal of any Bond when due and payable on the Maturity Date, upon any required repurchase or upon declaration of acceleration or otherwise and such failure continues unremedied for a period of five business days;

•

the Company fails to perform or violates in any respect any other obligations under the Bonds and such failure or violation is not remediable or, if remediable, continues unremedied for a period of 30 days from the date the holders of at least 25% in aggregate principal amount of the Bonds then outstanding transmit notice to the Company with respect thereto;

•

any present or future indebtedness of the Company or any significant subsidiary of the Company for or in respect of moneys borrowed or raised in excess of USD $10,000,000 (or its foreign currency equivalent) becomes (or is declared) due and payable prior to its stated maturity by reason of any actual or potential default, event of default, non-performance or the like (howsoever described), or any such indebtedness of the Company or any significant subsidiary of the Company is not paid when due or, as the case may be, within any applicable grace period, and, in each case such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 60 days after written notice to the Company by the holders of at least 25% in aggregate principal amount of Bonds then outstanding;

•	certain events of bankruptcy, insolvency or reorganization of the Company or any of the Company’s significant subsidiaries;

•

any term of the Bonds ceases to be, or is claimed by the Company not to be, in full force and effect or the Company repudiates or rescinds or evidences an intention to repudiate or rescind any term of the Bond; or

•

the Company fails to timely issue and deliver to the bondholder the conversion securities upon a bondholder’s conversion of the Bond in accordance with the terms of the Bonds and such failure is not cured for five business days or, if the conversion securities are KDRs, the KDRs are either not listed, registered or become subject to any restriction on the bondholder’s ability to dispose of the same,

If certain bankruptcy and insolvency-related events of default occur, the principal of, and accrued and unpaid interest on, all of the then outstanding Bonds shall automatically become due and payable. If any other event of default occurs and is continuing, the holders of at least 25% of the in aggregate principal amount of the Bonds by notice to the Company may declare the principal of, and accrued and unpaid interest on, all of the then-outstanding Bonds to be due and payable.

In connection with the Financing, on December 26, 2019, the Company also entered into a Registration Rights Agreement with the Purchaser (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to file a shelf registration statement with the Securities and Exchange Commission (the “SEC”) on or prior to February 1, 2020 to cover the sale of the shares of common stock of the Company that are potentially issuable to the Purchaser upon conversion of the Bonds (the “Shares”), use its commercially reasonable efforts to have such registration statement declared effective within the timeframe set forth in the Registration Rights Agreement, and use its commercially reasonable efforts to keep such registration statement effective during the timeframes set forth in the Registration Rights Agreement.

The Bonds and the Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Company has relied on the exemption from the registration requirements of the Securities Act by virtue of Rule 506(b) of Regulation D promulgated under the Securities Act. In connection with the Purchaser’s execution of the Subscription Agreement, the Purchaser represented to the Company that it is an “accredited investor” as defined in Regulation D and that the securities to be purchased by them will be acquired solely for their own account and for investment purposes and not with a view to the future sale or distribution.

The foregoing descriptions of the Bonds, the Subscription Agreement and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full text of (i) the Subscription Agreement, including the form of Bond attached as an exhibit thereto, a copy of which is attached to this Current Report as Exhibit 4.1 and (ii) the Registration Rights Agreement, a copy of which is attached to this Current Report as Exhibit 10.1.

Item 8.01	Other Events.

In connection with the strategic reprioritization and cost control steps taken in 2019, on January 2, 2020 the Company updated its earlier guidance regarding its goal of submitting a biologics license application (“BLA”) in 2021 for its lead product candidate VGX-3100, being developed for the treatment of high-grade cervical dysplasia, to be delayed by 12 to 18 months from its most recent guidance. The Company has also worked extensively to amend its primary REVEAL 1 Phase 3 trial of VGX-3100 to report a top-line efficacy data in the fourth quarter of 2020, almost a year earlier than originally designed.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

4.1	Convertible Bonds Subscription Agreement, dated December 26, 2019, by and between the Company and the Purchaser.

4.2	Form of Bond representing the Company’s 1% Convertible Bonds due 2024 (included as Exhibit A to the Convertible Bonds Subscription Agreement filed as Exhibit 4.1).

10.1	Registration Rights Agreement, dated December 26, 2019, by and between the Company and the Purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVIO PHARMACEUTICALS, INC.

Date: January 2, 2020	By:	/s/ Peter Kies
Peter Kies
Chief Financial Officer